Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DAVITA 1st QUARTER 2011 RESULTS

Denver, Colorado, May 2, 2011 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended March 31, 2011. Net income attributable to DaVita Inc. for the quarter ended March 31, 2011 was $94.5 million, or $0.96 per share. This compares to net income attributable to DaVita Inc. for the quarter ended March 31, 2010 of $109.4 million, or $1.04 per share.

Financial and operating highlights include:

•

Cash Flow: For the rolling twelve months ended March 31, 2011 operating cash flow was $908 million and free cash flow was $643 million. For the three months ended March 31, 2011 operating cash flow was $330 million and free cash flow was $267 million.

•	Operating Income: Operating income for the three months ended March 31, 2011 was $236 million as compared to $243 million for the same period of 2010.

•

Volume: Total treatments for the first quarter of 2011 were 4,602,375, or 59,771 treatments per day, representing a per day increase of 7.2% over the first quarter of 2010. Non-acquired treatment growth in the quarter was 4.0% over the prior year’s first quarter. Our normalized non-acquired treatment growth in the quarter was 4.2% over the prior year’s first quarter.

•

Effective Tax Rate: Our effective tax rate was 35.5% for the quarter ended March 31, 2011. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 40.0% for the quarter ended March 31, 2011. We are updating our effective tax rate attributable to DaVita Inc. for 2011 to now be in the range of 39.0% to 40.0%. Our previous expected effective tax rate attributable to DaVita Inc. was in the range of 39.5% to 40.5%.

•

Share Repurchases: During the first quarter of 2011, we repurchased a total of 162,300 shares of our common stock for $13.6 million, or an average price of $84.02 per share. As of March 31, 2011, all of these shares repurchases had not yet been settled in cash. In addition, we also repurchased a total of 969,100 shares of our common stock from April 1, 2011 through April 30, 2011 for $84.4 million, or an average price of $87.08 per share. As a result of these transactions, our remaining board authorization for share repurchases as of April 30, 2011 is approximately $583.5 million.

•

Center Activity: As of March 31, 2011, we operated or provided administrative services at 1,642 outpatient dialysis centers serving approximately 128,000 patients, of which 1,610 centers are consolidated in our financial statements. During the first quarter of 2011, we acquired and opened a total of 33 centers, sold one center and closed two centers.

Outlook

We expect our operating income for 2011 to be in the range of $1,040 million to $1,100 million and expect our operating cash flows for 2011 to be in the range of $840 million to $940 million. We also expect our operating income for 2012 to be in the range of $1,100 million to $1,200 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the first quarter ended March 31, 2011 on May 3, 2011 at 8:30 a.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, within the meaning of the federal securities laws, including statements related to our 2011 and 2012 operating income, our 2011 operating cash flows and our 2011 expected effective tax rate attributable to DaVita Inc. Factors that could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2010, and subsequent quarterly reports to be filed on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•	a reduction in government payment rates or changes to the structure of payments under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations,

•	the resolution of ongoing investigations by various federal and state governmental agencies,

•	continued increased competition from large and medium-sized dialysis providers that compete directly with us,

•	our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or integrate and successfully operate any business we may acquire, and

•	expansion of our operations and services to markets outside the United States.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2011	2010
Net operating revenues	$1,605,958	$1,559,418

Operating expenses and charges:

Patient care costs	1,115,996	1,082,789
General and administrative	151,602	137,277
Depreciation and amortization	62,037	57,468
Provision for uncollectible accounts	42,289	41,563
Equity investment income	(1,519)	(2,345)

Total operating expenses and charges	1,370,405	1,316,752

Operating income	235,553	242,666
Debt expense	(58,595)	(44,583)
Other income	841	831

Income before income taxes	177,799	198,914
Income tax expense	63,047	73,914

Net income	114,752	125,000
Less: Net income attributable to noncontrolling interests	(20,250)	(15,577)

Net income attributable to DaVita Inc.	$94,502	$109,423

Earnings per share:
Basic earnings per share attributable to DaVita Inc.	$0.98	$1.05

Diluted earnings per share attributable to DaVita Inc.	$0.96	$1.04

Weighted average shares for earnings per share:
Basic	96,263,802	103,364,869

Diluted	98,378,371	104,765,600

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$114,752	$125,000
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	62,037	57,468
Stock-based compensation expense	9,716	10,233
Tax benefits from stock award exercises	13,868	7,873
Excess tax benefits from stock award exercises	(7,196)	(1,378)
Deferred income taxes	18,221	(3,311)
Equity investment income, net	1,420	(1,334)
Loss (gain) on disposal of assets and other non-cash charges	5,506	(695)
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(20,461)	594
Inventories	7,429	1,818
Other receivables and other current assets	24,922	44,343
Other long-term assets	990	(782)
Accounts payable	26,565	1,800
Accrued compensation and benefits	31,542	17,349
Other current liabilities	9,483	(45,063)
Income taxes	29,878	47,617
Other long-term liabilities	1,111	315

Net cash provided by operating activities	329,783	261,847

Cash flows from investing activities:
Additions of property and equipment, net	(67,530)	(42,585)
Acquisitions	(81,523)	(1,069)
Proceeds from asset sales	2,812	16,264
Purchase of investments available for sale	(298)	(521)
Purchase of investments held-to-maturity	(15,161)	(12,522)
Proceeds from sale of investments available for sale	1,149	880
Proceeds from maturities of investments held-to-maturity	15,163	15,990
Purchase of equity investments and other assets	—	(350)
Distributions received on equity investments	—	350

Net cash used in investing activities	(145,388)	(23,563)

Cash flows from financing activities:
Borrowings	10,983,125	4,877,000
Payments on long-term debt	(11,000,635)	(4,902,041)
Interest rate cap premiums and other deferred financing costs	(13,399)	—
Distributions to noncontrolling interests	(22,187)	(18,658)
Stock award exercises and other share issuances, net	3,410	21,073
Excess tax benefits from stock award exercises	7,196	1,378
Contributions from noncontrolling interests	3,959	1,613
Proceeds from sales of additional noncontrolling interests	785	108
Purchases from noncontrolling interests	(756)	(2,307)

Net cash used in financing activities	(38,502)	(21,834)

Net increase in cash and cash equivalents	145,893	216,450
Cash and cash equivalents at beginning of period	860,117	539,459

Cash and cash equivalents at end of period	$1,006,010	$755,909

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	March 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$1,006,010	$860,117
Short-term investments	23,006	23,003
Accounts receivable, less allowance of $227,651 and $235,629	1,069,437	1,048,976
Inventories	69,641	76,008
Other receivables	277,065	304,366
Other current assets	46,342	43,994
Income tax receivables	10,419	40,330
Deferred income taxes	224,996	226,060

Total current assets	2,726,916	2,622,854
Property and equipment, net	1,183,744	1,170,808
Amortizable intangibles, net	156,614	162,635
Equity investments	24,498	25,918
Long-term investments	8,434	8,848
Other long-term assets	40,659	32,054
Goodwill	4,182,076	4,091,307

	$8,322,941	$8,114,424

LIABILITIES AND EQUITY

Accounts payable	$227,401	$181,033
Other liabilities	352,490	342,943
Accrued compensation and benefits	352,931	325,477
Current portion of long-term debt	74,551	74,892

Total current liabilities	1,007,373	924,345
Long-term debt	4,218,201	4,233,850
Other long-term liabilities	86,615	89,290
Alliance and product supply agreement, net	23,985	25,317
Deferred income taxes	443,878	421,436

Total liabilities	5,780,052	5,694,238
Commitments and contingencies
Noncontrolling interests subject to put provisions	405,988	383,052
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 96,395,372 and 96,001,535 shares outstanding)	135	135
Additional paid-in capital	618,362	620,546
Retained earnings	2,812,319	2,717,817
Treasury stock, at cost (38,466,911 and 38,860,748 shares)	(1,354,744)	(1,360,579)
Accumulated other comprehensive (loss) income	(1,677)	503

Total DaVita Inc. shareholders’ equity	2,074,395	1,978,422
Noncontrolling interests not subject to put provisions	62,506	58,712

Total equity	2,136,901	2,037,134

	$8,322,941	$8,114,424

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
1. Consolidated Financial Results:
Revenues	$1,606	$1,649	$1,559
Operating income	$235.6	$255.4	$242.7
Operating income margin	14.7%	15.5%	15.6%
Net income attributable to DaVita Inc.	$94.5	$69.0	$109.4
Net income attributable to DaVita Inc., excluding after-tax debt refinancing and redemption charges(1)	$94.5	$111.9	$109.4
Diluted earnings per share attributable to DaVita Inc.	$0.96	$0.70	$1.04
Diluted earnings per share attributable to DaVita Inc., excluding after-tax debt refinancing and redemption charges(1)	$0.96	$1.13	$1.04

2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue(2)	69.5%	68.8%	69.4%
General and administrative expenses as a percent of consolidated revenue (2)	9.4%	9.6%	8.8%
Bad debt expense as a percent of consolidated revenue	2.6%	2.6%	2.7%
Consolidated effective tax rate attributable to DaVita Inc.(1)	40.0%	36.5%	40.25%

3. Segment Financial Results: (dollar amounts rounded to nearest million)
Revenues:
Dialysis and related lab services	$1,505	$1,545	$1,478
Other – Ancillary services and strategic initiatives	106	107	84

Total segment revenue	1,611	1,652	1,562
Less elimination of intersegment revenue	(5)	(3)	(3)

Total consolidated revenue	$1,606	$1,649	$1,559

Operating income
Dialysis and related lab services	$250	$268	$253
Other – Ancillary services and strategic initiatives	(6)	(2)	(2)

Total segment operating income	$244	$265	$251
Reconciling items:
Stock-based compensation	(10)	(12)	(10)
Equity investment income	2	2	2

Consolidated operating income	$236	$255	$243

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
4. Segment Business Metrics:
Dialysis and related lab services
Volume
Treatments	4,602,375	4,657,498	4,294,121
Number of treatment days	77.0	79.0	77.0
Treatments per day	59,771	58,956	55,768
Per day year over year increase	7.2%	6.8%	4.5%
Non-acquired growth year over year	4.0%	4.4%	4.2%

Revenue
Dialysis and related lab services revenue per treatment	$326.40	$331.12	$343.70
Per treatment (decrease) increase from previous quarter	(1.4%)	(2.2%)	1.3%
Per treatment (decrease) increase from previous year	(5.0%)	(2.4%)	2.1%
Percent of consolidated revenue	93.7%	93.7%	94.8%

Expenses
Patient care costs
Percent of segment revenue	68.3%	67.8%	68.9%
Per treatment	$223.32	$224.91	$237.08
Per treatment (decrease) increase from previous quarter	(0.7%)	(3.4%)	1.1%
Per treatment (decrease) increase from previous year	(5.8%)	(4.0%)	2.1%

General and administrative expenses
Percent of segment revenue	8.3%	8.3%	7.6%
Per treatment	$27.19	$27.65	$26.05
Per treatment (decrease) increase from previous quarter	(1.7%)	4.0%	1.1%
Per treatment increase from previous year	4.4%	7.3%	3.5%

5. Cash Flow:
Operating cash flow	$329.8	$120.6	$261.8
Operating cash flow, last twelve months	$907.6	$839.7	$794.3
Free cash flow(1)	$266.5	$36.0	$220.6
Free cash flow, last twelve months(1)	$642.9	$597.0	$616.3
Capital expenditures:
Routine maintenance/IT/other	$41.1	$62.1	$22.6
Development and relocations	$27.6	$44.5	$22.8
Acquisition expenditures	$81.5	$50.9	$1.1

6. Accounts Receivable:
Net receivables	$1,069	$1,049	$1,104
DSO	62	61	66

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
7. Debt and Capital Structure:
Total debt(3)	$4,301	$4,317	$3,606
Net debt, net of cash(3)	$3,295	$3,457	$2,850
Leverage ratio (see Note 1 on page 9)	2.58x	2.72x	2.36x
Overall weighted average effective interest rate during the quarter	5.20%	4.86%	4.67%
Overall weighted average effective interest rate at end of the quarter	5.34%	4.94%	4.66%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.67%	4.05%	2.57%
Economically fixed interest rates as a percentage of our total debt at March 31, 2011(4) and March 31, 2010 and fixed interest rates at December 31, 2010(4)	100%	77%	59%
Share repurchases	$13.6	$420.0	$—

8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	97%	96%	96%
90 day patients average Hb>=10 <=12	79%	73%	65%
Patients with arteriovenous fistulas placed	68%	67%	66%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenue are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.
(3)	This is a non-GAAP financial measure. It excludes $8.0 million and $8.4 million, respectively, of a debt discount associated with out Term Loan B for the quarters ended March 31, 2011 and December 31, 2010 that is not actually outstanding debt principal. The quarter ended March 31, 2010 excludes $2.5 million of the unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.
(4)	This includes the Term Loan B outstanding amount for the quarters ended March 31, 2011 and December 31, 2010, since the Term Loan B bears interest at LIBOR (floor of 1.50%) plus a margin of 3.00%.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended March 31, 2011

Net income attributable to DaVita Inc.	$390,762

Income taxes	249,372

Interest expense	183,749

Depreciation and amortization	238,947

Debt refinancing and redemption charges	74,382

Noncontrolling interests	83,209

Equity investment income, net	(532)

Amortization of deferred financing costs	9,444

Other	19,120

Stock-based compensation expense	45,034

“Consolidated EBITDA”	$1,293,487

March 31, 2011
Total debt, excluding debt discount of $8.0 million	$4,300,764

Letters of credit issued	45,789

4,346,553

Less: cash and cash equivalents	(1,006,010)

Consolidated net debt	$3,340,543

Last twelve months “Consolidated EBITDA”	$1,293,487

Leverage ratio	2.58x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.25 to 1.0 as of March 31, 2011. At that date the Company’s leverage ratio did not exceed 4.25 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income attributable to DaVita Inc. excluding after-tax debt refinancing and redemption charges and diluted earnings per share attributable to DaVita Inc. excluding after-tax debt refinancing and redemption charges.

We believe that net income attributable to DaVita Inc. excluding after-tax debt refinancing and redemption charges and diluted earnings per share attributable to DaVita Inc. excluding after-tax debt refinancing and redemption charges enhances a user’s understanding of our normal net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc. for these periods by providing a measure that is more meaningful because it excludes charges that resulted from the refinancing of our Senior Secured Credit Facilities and the redemption of the aggregate principal amount of our outstanding 6 5/8% senior notes due 2013 and the aggregate principal amount of our outstanding 7 1/4% senior subordinated notes 2015 and accordingly, is more comparable to prior periods and indicative of consistent net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc.

Net income attributable to DaVita Inc. excluding after-tax debt refinancing and redemption charges:

	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
Net income attributable to DaVita Inc.	$94,502	$69,020	$109,423
Add: Debt refinancing and redemption charges	—	70,255	—
Less: Related income tax	—	(27,329)	—

	$94,502	$111,946	$109,423

Diluted earnings per share attributable to DaVita Inc. excluding after-tax debt refinancing and redemption charges:

	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
Diluted earnings per share attributable to DaVita Inc.	$0.96	$0.70	$1.04
Add: Net after-tax debt refinancing and redemption charges	—	0.43	—

	$0.96	$1.13	$1.04

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances an investor’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to an investor to fully understand the related income tax effects on DaVita Inc.’s operating results. This is not a measure under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
Income before income taxes	$177,799	$132,362	$198,914

Income tax expense	$63,047	$39,917	$73,914

Effective income tax rate	35.5%	30.2%	37.2%

	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
Income before income taxes	$177,799	$132,362	$198,914
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(20,297)	(23,602)	(15,781)

Income before income taxes attributable to DaVita Inc.	$157,502	$108,760	$183,133

Income tax expense	$63,047	$39,917	$73,914
Less income tax attributable to noncontrolling interests	(47)	(177)	(204)

Income tax attributable to DaVita Inc.	$63,000	$39,740	$73,710

Effective income tax rate attributable to DaVita Inc.	40.0%	36.5%	40.25%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Free cash flow

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
Cash provided by operating activities	$329,783	$120,551	$261,847
Less: Income distributions to noncontrolling interests	(22,187)	(22,479)	(18,658)

Cash provided by operating activities attributable to DaVita Inc.	307,596	98,072	243,189
Less: Expenditures for routine maintenance and information technology	(41,079)	(62,083)	(22,563)

Free cash flow	$266,517	$35,989	$220,626

	Rolling 12-Month Period
	March 31, 2011	December 31, 2010	March 31, 2010
Cash provided by operating activities	$907,619	$839,683	$794,308
Less: Income distributions to noncontrolling interests	(87,120)	(83,591)	(72,839)

Cash provided by operating activities attributable to DaVita Inc.	820,499	756,092	721,469
Less: Expenditures for routine maintenance and information technology	(177,612)	(159,096)	(105,171)

Free cash flow	$642,887	$596,996	$616,298